Exhibit 99.1

NeuroOne® Reports Fiscal Q3 2026 Financial Results, Revenues Increase 16% YoY to $2.0 Million; Gross Margins Expand to 59.9%

$2.7 Million in Product Orders Outpace Shipments of $2.0 Million

Company Has Received Product Orders for Fiscal Year 2026 of $11.2 Million; Working with Suppliers to Maximize Product Shipments Through End of Fiscal Year

Received ISO 13485 Certification Ahead of Schedule; International Expansion Planned

StereoCED™ Drug Delivery System Expected to be Available for Research and Investigational Clinical Studies by the End of Fiscal Year 2026

Management to Host Conference Call at 8:30 a.m. Eastern Time Today

EDEN PRAIRIE, Minn., August 13, 2026 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results and provided a business update for the third quarter of fiscal year 2026 ended June 30, 2026.

FY Q3 2026 Financial Highlights

●	Product revenue increased 16% to $2.0 million, compared to $1.7 million in the same year-ago period.

●	The Company received $2.7 million of new product orders to ship during the quarter, representing 43% growth in product orders year over year. Product orders exceeded recognized revenue during the quarter with backlog of $1.7 million as of June 30, 2026.

●	The Company has received product orders of $11.2 million for fiscal year 2026. Recognized revenue is expected to range from $9.2 million to $10.5 million depending primarily on manufacturing completion and timing of shipments, with any unshipped orders contributing to backlog. The Company is working closely with manufacturing partners to maximize shipments.

●	Product gross profit increased 29% to $1.2 million, compared to $0.9 million in the same year-ago quarter.

●	Product gross margins increased to 59.9%, compared to 53.9% in the same year-ago quarter.

●	Subsequent to quarter end, our lead investor increased ownership of NeuroOne’s outstanding common stock from 7.4% to 12.5%.

Recent Operational Highlights

●	The Company received ISO 13485:2016 Certification enabling the Company to commercialize across different countries. Geographies may have additional requirements to gain commercial access, although this is a major achievement signaling that the Company follows an internationally recognized quality management system that will provide near term commercial opportunities to help grow product revenues.

●	The Journal of Neurosurgery published an article by the Mayo Clinic in Jacksonville, Florida titled, “Stereo-electroencephalography–guided radiofrequency thermocoagulation in patients with implanted neuromodulation devices: patient series” which evaluated the use of NeuroOne’s OneRF® Brain Ablation System in patients who have implanted neuromodulation devices. The article concluded that these procedures may be performed without interfering with existing hardware as well as providing meaningful seizure reduction. This expands the pool of treatable patients to include those with existing neuromodulation implants.

●	NeuroOne expects its StereoCED™ platform to be available by the end of fiscal year 2026 for animal research and FDA IDE approved studies. In advance of this, the Company released a breakthrough white paper titled “StereoCED™ - A Scalable Platform for CNS Drug Delivery” – highlighting how its drug delivery platform leverages robotic stereotactic systems already established in neurosurgical operating rooms and has the potential to significantly reduce procedure time while addressing key barriers to the scalable commercial delivery of brain therapeutics. The white paper comes at a pivotal time, as the first potential blockbuster intraparenchymal brain-delivered therapy could receive FDA approval as early as 2027.

●	Expanded drug delivery program through collaboration with Mayo Clinic supporting a newly funded research program by CURE Childhood Cancer to evaluate a novel treatment approach for pediatric diffuse midline glioma (DMG), one of the most aggressive and difficult-to-treat childhood brain cancers. The study will utilize NeuroOne’s StereoCED™ drug delivery platform, which combines precision intracranial drug delivery with a simultaneous neural recording, offering investigators additional insight into both drug delivery and the effects on the surrounding neural environment.

●	Advanced brain drug delivery platform through collaboration with University of Minnesota to advance a study evaluating next-generation epilepsy therapies using NeuroOne’s StereoCED™ drug delivery platform. The study is designed to test novel therapeutics delivered locally into specific brain regions involved in sustaining seizures with the goal of improving clinical efficacy and lowering systemic toxicity and off-target effects.

●	Advanced discussions underway with a tier-one potential strategic partner to develop and supply the access tools for our basivertebral nerve ablation system to treat lower back pain.

●	The Company was added to the Russell Microcap Index as part of the semi-annual June 2026 reconstitution of the Russell US Indexes.

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Management Commentary

“This quarter marked another period of revenue growth compared to 2025, with product revenue increasing 16% year-over-year to $2.0 million,” said Dave Rosa, CEO of NeuroOne. “Importantly, this growth is improving margins – product gross margins reached a record 59.9%, driven by a 29% increase in product gross profit to $1.2 million compared to the prior year period. Even more encouraging is that new product orders of $2.7 million during the quarter meaningfully outpaced revenue recognized during the quarter, growing our backlog to $1.7 million.

“Looking at the rest of the fiscal year, there’s a lot to be excited about: the launch of our StereoCED™ drug delivery platform for investigational and animal studies, continued growth of the OneRF® Brain Ablation System, onboarding independent distributor reps for the OneRF® Trigeminal Nerve Ablation System, selecting a partner for our basivertebral nerve ablation access tools, and planning for international expansion. In total, we continue to make meaningful progress with our technology platform across all verticals while adding to the patient success stories for those who are treated with our technology. This is our driving motivation.”

Summary of NeuroOne Therapies

OneRF® Trigeminal Nerve Ablation System:

●	Scheduling evaluations at new centers based on interest generated at the American Society for Stereotactic and Functional Neurosurgery Biennial Meeting this past June.

●	Interviewed distributors to expand commercialization efforts to support a direct regional sales distribution model.

SteroeCED™ Drug Delivery Program:

●	White paper released discussing potential benefits of the system.

●	Preparing for launch of animal research studies and FDA approved IDE gene and/or cell therapies by the end of fiscal year 2026.

●	Selected by the Mayo Clinic in Rochester, Minnesota to supply devices for a study to treat a form of pediatric glioblastomas (brain tumors).

●	Selected by the University of Minnesota to supply devices for a study to treat drug resistant epilepsy.

Basivertebral Nerve Ablation:

●	Regulatory strategy complete; expected FDA 510(k) pathway.

●	In discussions with potential partner to develop access tools for system.

●	Device optimization for target lesion size in process.

OneRF® Ablation System in the Brain:

●	ISO 13485 certification received in August 2026. This will allow the Company to selectively target international markets.

●	Expect to enroll first patient by the end of September for the brain ablation post-market registry, with five centers currently participating.

●	The Journal of Neurosurgery published an article by the Mayo Clinic in Jacksonville, Florida titled: “Stereo-electroencephalography–guided radiofrequency thermocoagulation in patients with implanted neuromodulation devices: patient series” which evaluated the use of NeuroOne’s OneRF® Brain Ablation System in patients who have implanted neuromodulation devices.

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Third Quarter Fiscal 2026 Financial Results

Product revenue increased to $2.0 million in the third quarter of fiscal 2026, a 16% increase compared to $1.7 million in the same year-ago quarter. The increase was primarily driven by higher sales of OneRF® Products.

Product gross profit increased 29% to $1.2 million, driving a product gross margin expansion to a record 59.9% in the third quarter of fiscal 2026, compared to $0.9 million, or 53.9%, in the same year-ago quarter. This 6.0 percentage point increase reflects a more favorable sales mix toward higher margin products.

Total operating expenses were $3.6 million in the third quarter of fiscal 2026, compared to $2.8 million in the same year-ago quarter. Selling, General & Administrative expenses were $2.2 million, compared to $1.6 million as a result of increased headcount, sales and marketing costs, professional fees and other operating costs in the same year-ago quarter. Research & Development expenses were $1.4 million, compared to $1.2 million in the same year-ago quarter, reflecting the timing of product development activities.

Net loss in the third quarter of fiscal 2026 was $2.0 million, or ($0.23) per basic share and ($0.28) per diluted share, compared to net loss of $1.5 million, or ($0.19) per basic share and ($0.19) per diluted share, in the prior-year quarter.

As of June 30, 2026, cash and cash equivalents totaled $2.0 million, compared to $6.6 million as of September 30, 2025. Accounts receivable were $1.1 million as of June 30, 2026, compared to $1.3 million as of September 30, 2025, and inventory, net was $2.3 million as of June 30, 2026, compared to $2.2 million as of September 30, 2025. During the third quarter of fiscal 2026, the Company raised $0.4 million through its at-the-market offering program. Through June 30, 2026, the Company raised gross proceeds of $8.4 million under the at-the-market (“ATM”) program. Subsequent to quarter-end, on July 13, 2026, the Company raised another $1.0 million through the issuance of 400,346 shares under the ATM program representing the second time in calendar 2026 the ATM was utilized.

The Company had working capital of $3.7 million as of June 30, 2026, compared to working capital of $7.9 million as of September 30, 2025. The Company had no debt outstanding as of June 30, 2026.

All share and per share amounts in this release have been retroactively adjusted to reflect the one-for-six reverse stock split of the Company’s issued and outstanding common stock, which began trading on a split-adjusted basis on The Nasdaq Capital Market on April 16, 2026.

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Conference Call and Webcast

Management will host an investor conference call and webcast today, Thursday, August 13, 2026, at 8:30 a.m. Eastern time to discuss the Company’s fiscal third quarter 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Thursday, August 13, 2026

Time: 8:30 a.m. Eastern time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 549778

Webcast: NMTC FY Q3 2026 Earnings Call Webcast

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, August 27, 2026. To listen to the replay, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 54304. A webcast replay will also be available using the webcast link above through August 13, 2027.

About NeuroOne

NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) is a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders. NeuroOne markets a minimally invasive and high-definition/high-precision electrode technology platform with four FDA-cleared product families: Evo® Cortical Electrodes, Evo® sEEG Electrodes, OneRF® Ablation System (for brain), and OneRF® Trigeminal Nerve Ablation System. These solutions offer the potential to reduce the number of hospitalizations and surgical procedures, lower costs, and improve patient outcomes by offering diagnostic and therapeutic functions. The Company is engaged in research and development for drug delivery, basivertebral nerve ablation and spinal cord stimulation programs. For more information, please visit nmtc1.com.

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Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward looking statements may include statements regarding the potential sales of the StereoCEDTM drug delivery platform in investigational clinical studies or animals in Q4 fiscal 2026, 2026 guidance, the collaborations with the University of Minnesota and other companies, our ability to expand internationally, our ability to ship back-ordered product, our ability to expand the sales of our OneRF® Trigeminal Nerve Ablation System, our and the Company’s ability to expand revenue. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology whether due to supply chain disruptions, labor shortages or otherwise risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology uncertainties inherent in the development process of our technology risks related to changes in regulatory requirements or decisions of regulatory authorities that we may not have accurately estimated the size and growth potential of the markets for our technology risks related to clinical trial patient enrollment and the results of clinical trials that we may be unable to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

*	Disclaimer: This recounts several patients’ experiences and may not be representative of all patient outcomes.

IR Contact

MZ Group – MZ North America
NMTC@mzgroup.us

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NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

	As of
	June 30,	September 30,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,047,596	$6,570,382
Accounts receivable	1,098,965	1,264,805
Inventory, net	2,290,254	2,226,805
Deferred offering costs	33,046	22,920
Prepaid expenses	318,940	141,372
Total current assets	5,788,801	10,226,284
Intangible assets, net	28,210	44,946
Right-of-use asset	166,751	255,195
Property and equipment, net	202,333	259,222
Total assets	$6,186,095	$10,785,647

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$905,716	$1,010,369
Accrued expenses and other liabilities	1,135,711	1,292,714
Total current liabilities	2,041,427	2,303,083
Warrant liability	303,805	1,266,894
Operating lease liability, long term	73,320	143,148
Total liabilities	2,418,552	3,713,125

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 8,702,982 and 8,334,336 shares issued and outstanding as of June 30, 2026 and September 30, 2025, respectively.	8,703	8,334
Additional paid–in capital	88,194,870	85,673,975
Accumulated deficit	(84,436,030)	(78,609,787)
Total stockholders’ equity	3,767,543	7,072,522
Total liabilities and stockholders’ equity	$6,186,095	$10,785,647

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NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2026	2025	2026	2025
Product revenue	$1,973,105	$1,696,050	$6,727,790	$6,356,767
Cost of product revenue	790,496	781,215	2,987,089	2,743,982
Product gross profit	1,182,609	914,835	3,740,701	3,612,785

License revenue	—	—	—	3,000,000

Operating expenses:
Selling, general and administrative	2,181,768	1,618,950	5,986,594	5,602,818
Research and development	1,425,153	1,182,485	4,282,923	3,865,376
Total operating expenses	3,606,921	2,801,435	10,269,517	9,468,194
Loss from operations	(2,424,312)	(1,886,600)	(6,528,816)	(2,855,409)
Fair value change in warrant liability	405,702	319,625	620,171	1,099,421
Financing costs	—	(9,325)	—	(334,063)
Other income	12,279	75,432	82,402	103,898
Loss before income taxes	(2,006,331)	(1,500,868)	(5,826,243)	(1,986,153)
Provision for income taxes	—	—	—	—
Net loss	$(2,006,331)	$(1,500,868)	$(5,826,243)	$(1,986,153)

Net loss per share (Note 3):
Basic	$(0.23)	$(0.19)	$(0.68)	$(0.32)
Diluted	$(0.28)	$(0.19)	$(0.75)	$(0.32)
Number of shares used in per share calculations (Note 3):
Basic	8,661,624	8,100,603	8,511,313	6,141,509
Diluted	8,739,505	8,100,603	8,621,075	6,141,509

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